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CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Form S-3, as amended, SEC file n(degree) 333 92014 pertaining to Langer, Inc. of our report, dated December 13, 2002, except for Note 13b) as to which the date is January 13, 2003, on our audits of the consolidated financial statements of BI-OP Laboratories Inc. as of May 31, 2002 and May 31, 2001, and for the years then ended, incorporated by reference in the Current Report (Form 8 K/A) of Langer, Inc. dated March 12, 2003.







Montreal, Canada
March 12, 2003